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Exhibit 23.1

                    [KPMG PEAT MARWICK LLP LETTERHEAD]


The Board of Directors
ProSource, Inc.:


          We consent to incorporation by reference in the registration statement (No. 333-36849 and 333-36851) on Form S-8 of ProSource, Inc. of our report dated February 20, 1998, relating to the consolidated blance sheets of ProSource, Inc. and subsidiaries as of December 27, 1997, and December 28, 1996, and the related consolidated statements of operations, retained earnings, and cash flows for each of the years in the three-year period ended December 27, 1997, and all related schedules, which report appears in the December 27, 1997, annual report on Form 10-K of ProSource, Inc.

          Our report refers to a change in accounting method of capitalization of business process reengineering activities in the fourth quarter of 1997.


                                     /s/ KPMG PEAT MARWICK LLP

                                     KPMG PEAT MARWICK LLP


March 2, 1998


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